UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2019

TAYLOR MORRISON HOME CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(Address of principal executive offices, including zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2019 at the annual meeting of stockholders (the “2019 Annual Meeting”) of Taylor Morrison Home Corporation (the “Company”), the Company’s stockholders approved the amendment and restatement of the Company’s certificate of incorporation (the certificate of incorporation as currently in effect, the “Certificate of Incorporation” and, as amended and restated, the “Amended and Restated Certificate of Incorporation”) to (i) delete provisions in the Certificate of Incorporation that are no longer applicable as a result of certain reorganization transactions pursuant to which all outstanding shares of the Company’s former Class B common stock, par value $0.00001 per share, and paired partnership units of TMM Holdings II Limited Partnership were exchanged on a one-for-one basis for shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A common stock”), and (ii) to rename the Company’s Class A common stock as the “Common Stock, par value $0.00001 per share.”

The changes to the Certificate of Incorporation to effect the name change and delete inapplicable provisions are more fully described on pages 48 and 49 of the Company’s definitive proxy statement for the 2019 Annual Meeting filed on April  16, 2019 in the section entitled “Proposal 4:  Approval of the Amended and Restated Certificate of Incorporation to Provide for the Deletion of Provisions Relating to our Former Class B Common Stock and to Rename our Class A Common Stock,” which section is incorporated herein by reference.

The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 29, 2019 and will become effective as of 12:01 a.m. New York City time on June 10, 2019. The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the text of the Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting on May 29, 2019. The Company’s stockholders elected at the 2019 Annual Meeting four directors, Jeffry L. Flake, Anne L. Mariucci, Andrea (Andi) Owen and Denise F. Warren, to hold office until the Company’s annual meeting of stockholders to be held in 2020 and until his or her successor is duly elected and qualified. At the 2019 Annual Meeting, the Company’s stockholders also approved, on an advisory basis, the compensation of the Company’s named executive officers (“say-on-pay”), ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and approved the Amended and Restated Certificate of Incorporation. The voting results are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffry L. Flake	102,306,191	469,057	2,621,358
Anne L. Mariucci	101,639,302	1,135,946	2,621,358
Andrea (Andi) Owen	102,231,043	544,205	2,621,358
Denise F. Warren	102,202,198	573,050	2,621,358

Proposal No. 2 – Advisory Vote on Compensation of Named Executive Officers (“Say-on-Pay”)

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve, on an advisory basis, the compensation of the Company’s named executive officers	101,531,758	1,238,449	5,041	2,621,358

Proposal No. 3 – Ratification of Auditors

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019	103,787,541	1,606,731	2,334	—

Proposal No. 4 – Amendment and Restatement of the Company’s Certificate of Incorporation

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve the Amended and Restated Certificate of Incorporation to provide for the deletion of provisions relating to the Company’s former Class B common stock and to rename the Company’s Class A common stock	105,221,395	143,483	31,728	—

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Taylor Morrison Home Corporation, effective June 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2019

TAYLOR MORRISON HOME CORPORATION

/s/ Darrell C. Sherman
By:	Darrell C. Sherman
Executive Vice President, Chief Legal Officer and Secretary